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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Acacia Research Corporation on Form S-3 of our report dated July 31, 1997, on our audits of the consolidated financial statements of Acacia Research Corporation as of December 31, 1996 and for the years ended December 31, 1996 and 1995, incorporated by reference into the Annual Report on Form 10-K of Acacia Research Corporation for the fiscal year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ FINOCCHIARO & CO.
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Finocchiaro & Co.

Pasadena, California
June 26, 1998